EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National Processing, Inc. of our report dated January 22, 2001, with respect to the consolidated financial statements of National Processing, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

Registration Statement        Description                        Shares Registered
----------------------------------------------------------------------------------
Form S-8 (333-53345)          National Processing Company, Inc.
                              Nonemployee Directors Stock
                              Option Plan                                  200,000

Form S-8 (333-53347)          National Processing Company, Inc.
                              1996 Stock Option Plan                     4,000,000

Form S-8 (333-43556)          National Processing Company, Inc.
                              2000 Stock Option Plan                     5,000,000



                               /s/ ERNST & YOUNG LLP

Cleveland, Ohio
February 21, 2001